Dentsply Sirona Reports First Quarter 2025 Results
•Net sales of $879 million decreased (7.7%), organic sales decreased (4.4%) including a (4.0%) Byte sales impact
•GAAP gross margin of 53.0%, GAAP net income of $20 million or $0.10 per share
•Adjusted gross margin of 56.3%, adjusted EBITDA margin of 19.0%, adjusted EPS of $0.43
•Maintaining FY25 outlook for organic sales and adjusted EPS; increasing reported sales due to F/X changes

Charlotte, N.C., May 8, 2025 - DENTSPLY SIRONA Inc. ("Dentsply Sirona" or the "Company") (Nasdaq: XRAY) today announced its financial results for the first quarter of 2025.

First quarter net sales of $879 million decreased (7.7%) (organic sales decreased (4.4%)) compared to the first quarter of 2024. Foreign currency changes negatively impacted first quarter 2025 net sales by approximately ($30) million. Net income was $20 million, or $0.10 per share, compared to a net income of $18 million, or $0.09 per share in the first quarter of 2024. Adjusted earnings per diluted share were $0.43, compared to $0.42 in the first quarter of 2024. A reconciliation of Non-GAAP measures (including organic sales, adjusted EBITDA and margin, adjusted EPS, adjusted free cash flow conversion, and segment adjusted operating income) to GAAP measures is provided below.

"In the first quarter, organic sales were roughly flat excluding the Byte sales impact, with growth in two of our three regions. Adjusted EBITDA margin expanded which primarily reflects the benefits from our transformational initiatives and internal financial discipline. We are delivering progress through customer-centric innovation, customer experience improvements, and operational efficiency, while operating in an increasingly uncertain macroeconomic environment," said Simon Campion, President and Chief Executive Officer. "Looking forward, we are maintaining our outlook for organic sales and adjusted EPS and will continue to focus on improving what is within our control to deliver sustainable long-term performance."

Q1 25 Summary Results (GAAP)

(in millions, except per share amount and percentages)	Q1 25	Q1 24	YoY

Net Sales	$879	$953	(7.7%)
Gross Profit	$466	$506	(7.9%)
Gross Margin	53.0%	53.1%
Net Income Attributable to Dentsply Sirona	$20	$18	NM
Diluted Earnings Per Share	$0.10	$0.09	NM

Q1 25 Summary Results (Non-GAAP)[1]

(in millions, except per share amount and percentages)	Q1 25	Q1 24	YoY

Net Sales	$879	$953	(7.7%)
Organic Sales Growth %			(4.4%)
Adjusted Gross Profit	$495	$540	(8.3%)
Adjusted Gross Margin	56.3%	56.6%
Adjusted EBITDA	$168	$160	4.2%
Adjusted EBITDA Margin	19.0%	16.8%
Adjusted EPS	$0.43	$0.42	3.7%

NM - not meaningful
Percentages are based on actual values and may not reconcile due to rounding.
[1] Organic sales growth, adjusted gross profit, adjusted EBITDA, and adjusted EPS are Non-GAAP financial measures which exclude certain items. Please refer to "Non-

GAAP Financial Measures" below for a description of these measures and to the tables at the end of this release for a reconciliation between GAAP and Non-GAAP measures.

Q1 25 Segment Results

	Net Sales Growth %	Organic Sales Growth %

Connected Technology Solutions	(4.7%)	(0.5%)
Essential Dental Solutions	(2.7%)	0.4%
Orthodontic and Implant Solutions	(20.0%)	(17.7%)
Wellspect Healthcare	3.4%	8.0%
Total	(7.7%)	(4.4%)

Q1 25 Geographic Results

	Net Sales Growth %	Organic Sales Growth %

United States	(15.2%)	(14.9%)
Europe	(3.4%)	1.1%
Rest of World	(2.8%)	3.1%
Total	(7.7%)	(4.4%)

Cash Flow and Liquidity

Operating cash flow in the first quarter of 2025 was $7 million, compared to $25 million in the first quarter of 2024, primarily due to the unfavorable timing of collections on accounts receivable and a build of inventory during the quarter. In the first quarter of 2025, the Company paid $32 million in dividends. The Company had $398 million of cash and cash equivalents as of March 31, 2025.

2025 Outlook

The Company is maintaining its 2025 outlook for organic sales in the range of down (4.0%) to (2.0%), and adjusted EPS in the range of $1.80 to $2.00. The Company is increasing its expected reported sales to a new range of $3.60 billion to $3.70 billion due to changes in foreign exchange rates. This outlook reflects the current state of tariffs and trade policy.

Other 2025 outlook assumptions are included in the first quarter 2025 earnings presentation posted on the Investors section of the Dentsply Sirona website at https://investor.dentsplysirona.com. The Company does not provide forward-looking estimates on a GAAP basis as certain information, which may include, but is not limited to, restructuring charges, transformation-related costs, impairment charges, certain tax adjustments, and other significant items, is not available without unreasonable effort and cannot be reasonably estimated. The exact amounts of these charges or credits are not currently determinable but may be significant.

Conference Call/Webcast Information
Dentsply Sirona’s management team will host an investor conference call and live webcast on May 8th, 2025, at 8:30 am ET. A live webcast of the investor conference call and a presentation related to the call will be available on the Investors section of the Company’s website at https://investor.dentsplysirona.com.

For those planning to participate on the call, please register at https://register-conf.media-server.com/register/BIb73584ce1e6f4d81b57af1bfbeec6816. A webcast replay of the conference call will be available on the Investors section of the Company’s website following the call.

About Dentsply Sirona
Dentsply Sirona is the world’s largest diversified manufacturer of professional dental products and technologies, with over a century of innovation and service to the dental industry and patients worldwide. Dentsply Sirona develops, manufactures, and markets a comprehensive solutions offering including dental and oral health products as well as other consumable medical devices under a strong portfolio of world-class brands. Dentsply Sirona’s innovative products provide, high-quality, effective and connected solutions to advance patient care and deliver better and safer dental care. Dentsply Sirona’s headquarters is located in Charlotte, North Carolina. The Company’s shares are listed in the United States on Nasdaq under the symbol XRAY. Visit www.dentsplysirona.com for more information about Dentsply Sirona and its products.

Contact Information:
Investors:
Andrea Daley
Vice President, Investor Relations
+1-704-591-8631
InvestorRelations@dentsplysirona.com

Press:
Marion Par-Weixlberger
Vice President, Public Relations & Corporate Communications
+43 676 848414588
marion.par-weixlberger@dentsplysirona.com

Forward-Looking Statements and Associated Risks

All statements in this Press Release that do not directly and exclusively relate to historical facts constitute "forward-looking statements." Such statements are subject to numerous assumptions, risks, uncertainties and other factors that could cause actual results to differ materially from those described in such statements, many of which are outside of our control, including those described in Part I, Item 1A, "Risk Factors" of the Company's most recent Annual Report on Form 10-K, and any updating information or other factors which may be described in the Company’s other filings with the Securities and Exchange Commission (the "SEC"). No assurance can be given that any expectation, belief, goal or plan set forth in any forward-looking statement can or will be achieved, and readers are cautioned not to place undue reliance on such statements which speak only as of the date they are made. We do not undertake any obligation to update or release any revisions to any forward-looking statement or to report any events or circumstances after the date of this Press Release or to reflect the occurrence of unanticipated events. Investors should understand it is not possible to predict or identify all such factors or risks. As such, you should not consider the risks identified in the Company’s SEC filings to be a complete discussion of all potential risks or uncertainties associated with an investment in the Company.

DENTSPLY SIRONA INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2025	2024
Net sales	$879	$953
Cost of products sold	413	447

Gross profit	466	506

Selling, general, and administrative expenses	358	415
Research and development expenses	36	42
Intangible asset impairments	—	6
Restructuring and other costs	9	1

Operating income	63	42

Other income and expenses:
Interest expense, net	19	18
Other (income) expense, net	—	(7)

Income before income taxes	44	31
Provision for income taxes	25	14

Net income	19	17

Less: Net loss attributable to noncontrolling interest	(1)	(1)

Net income attributable to Dentsply Sirona	$20	$18

Earnings per common share attributable to Dentsply Sirona:
Basic	$0.10	$0.09
Diluted	$0.10	$0.09

Weighted average common shares outstanding:
Basic	199.1	207.4
Diluted	199.8	208.5

DENTSPLY SIRONA INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions, except share and per share amounts)
(unaudited)

	March 31, 2025	December 31, 2024

Assets
Current Assets:
Cash and cash equivalents	$398	$272
Accounts and notes receivable-trade, net	604	556
Inventories, net	612	564
Prepaid expenses and other current assets	364	354
Total Current Assets	1,978	1,746

Property, plant, and equipment, net	791	766
Operating lease right-of-use assets, net	133	136
Identifiable intangible assets, net	1,212	1,207
Goodwill	1,632	1,597
Other noncurrent assets	304	301
Total Assets	$6,050	$5,753

Liabilities and Equity
Current Liabilities:
Accounts payable	$276	$241
Accrued liabilities	738	754
Income taxes payable	37	45
Notes payable and current portion of long-term debt	742	549
Total Current Liabilities	1,793	1,589

Long-term debt	1,593	1,586
Operating lease liabilities	88	91
Deferred income taxes	134	129
Other noncurrent liabilities	432	415
Total Liabilities	4,040	3,810

Total Equity	2,010	1,943

Total Liabilities and Equity	$6,050	$5,753

DENTSPLY SIRONA INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(unaudited)

	Three Months Ended March 31,
	2025	2024

Cash flows from operating activities:
Net income	$19	$17

Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	34	32
Amortization of intangible assets	45	54
Indefinite-lived intangible asset impairment	—	6
Deferred income taxes	1	(9)
Stock-based compensation expense	10	11
Other non-cash expense	9	19
Changes in operating assets and liabilities:
Accounts and notes receivable-trade, net	(31)	27
Inventories, net	(26)	(5)
Prepaid expenses and other current assets	(1)	(28)
Other noncurrent assets	4	(6)
Accounts payable	14	(28)
Accrued liabilities	(44)	(50)
Income taxes	(12)	(2)
Other noncurrent liabilities	(15)	(13)
Net cash provided by operating activities	7	25

Cash flows from investing activities:
Capital expenditures	(19)	(34)
Cash received on derivative contracts	1	—
Cash paid on derivative contracts	—	(9)
Proceeds from sale of property, plant, and equipment	1	—
Net cash used in investing activities	(17)	(43)

Cash flows from financing activities:
(Repayments) proceeds on short-term borrowings, net	(272)	23
Proceeds from 364-day bridge loan	435	—
Cash dividends paid	(32)	(29)
Repayments on long-term borrowings	(2)	(3)
Cash paid for deferred financing costs	(3)	—
Other financing activities, net	(3)	(5)
Net cash provided by (used in) financing activities	123	(14)
Effect of exchange rate changes on cash and cash equivalents	13	(11)
Net increase (decrease) in cash and cash equivalents	126	(43)
Cash and cash equivalents at beginning of period	272	334
Cash and cash equivalents at end of period	$398	$291

Supplemental disclosures of cash flow information:
Interest paid, net of amounts capitalized	$13	$15
Non-cash investing activities:
Property, plant and equipment in accounts payable at end of period	$22	$24
Exchange of inventory for naming and other rights	$14	$—

Non-GAAP Financial Measures

In addition to results determined in accordance with U.S. generally accepted accounting principles ("US GAAP"), the Company provides certain measures in this press release, described below, which are not calculated in accordance with US GAAP and therefore represent Non-GAAP measures. These Non-GAAP measures are used by the Company to measure its performance and may differ from those used by other companies. These Non-GAAP measures should not be considered in isolation from, or as a substitute for, measures of financial performance prepared in accordance with US GAAP.

Management believes that these Non-GAAP measures are helpful as they provide a measure of the results of operations, and are frequently used by investors and analysts to evaluate the Company’s performance exclusive of certain items that impact the comparability of results from period to period, and which may not be indicative of past or future performance of the Company.

Organic Sales

The Company defines "organic sales" as the reported net sales adjusted for: (1) net sales from acquired businesses recorded prior to the first anniversary of the acquisition; (2) net sales attributable to disposed businesses in both the current and prior year periods; and (3) the impact of foreign currency changes, which is calculated by translating current period net sales using the comparable prior period's foreign currency exchange rates.

Adjusted Operating Income and Margin

Adjusted operating income is computed by excluding the following items from operating income (loss) as reported in accordance with US GAAP:

(1) Business combination-related costs and fair value adjustments. These adjustments include costs related to consummating and integrating acquired businesses, as well as net gains and losses related to disposed businesses. In addition, this category includes the post-acquisition roll-off of fair value adjustments recorded related to business combinations, except for amortization expense of purchased intangible assets noted below. Although the Company is regularly engaged in activities to find and act on opportunities for strategic growth and enhancement of product offerings, the costs associated with these activities may vary significantly between periods based on the timing, size and complexity of acquisitions and as such may not be indicative of past and future performance of the Company.

(2) Restructuring-related charges and other costs. These adjustments include costs related to the implementation of restructuring initiatives, including but not limited to, severance costs, facility closure costs, and lease and contract termination costs, as well as related professional service costs associated with these restructuring initiatives and global transformation activity. The Company is continually seeking to take actions that could enhance its efficiency; consequently, restructuring charges may recur but are subject to significant fluctuations from period to period due to the varying levels of restructuring activity, and as such may not be indicative of past and future performance of the Company. Other costs include gains and losses on the sale of property, legal settlements, executive separation costs, write-offs of inventory as a result of product rationalization, and changes in accounting principles recorded within the period. This category also includes costs related to investigations and associated legal cases and remediation activities, which primarily include legal, accounting and other professional service fees, as well as turnover and other employee-related costs.

(3) Goodwill and intangible asset impairments. These adjustments include charges related to goodwill and intangible asset impairments.

(4) Amortization of purchased intangible assets. This adjustment excludes the periodic amortization expense related to purchased intangible assets, which are recorded at fair value. Although these costs contribute to revenue generation and will recur in future periods, their amounts are significantly impacted by the timing and size of acquisitions, and as such may not be indicative of the future performance of the Company.

(5) Fair value and credit risk adjustments. These adjustments include the non-cash mark-to-market changes in fair value associated with pension assets and obligations, the credit risk component of hedging instruments, and equity-method investments. Although these adjustments are recurring in nature, they are subject to significant fluctuations from period to period due to changes in the underlying assumptions and market conditions. The non-service component of pension expense is a recurring item, however it is subject to significant fluctuations from period to period due to changes in actuarial assumptions, interest rates, plan changes, settlements, curtailments, and other changes in facts and circumstances. As such, these items may not be indicative of past and future performance of the Company.

Adjusted operating margin is calculated by dividing adjusted operating income by net sales.

Adjusted Gross Profit and Margin

Adjusted gross profit is computed by excluding from gross profit the impact of any of the above adjustments that affect either sales or cost of sales.

Adjusted gross margin is calculated by dividing adjusted gross profit by net sales.

Adjusted Net Income (Loss)

Adjusted net income (loss) consists of net income (loss) as reported in accordance with US GAAP, adjusted to exclude the items identified above, as well as the related income tax impacts of those items. The income tax effect of each pre-tax adjustment was determined based on the tax rate of the jurisdiction in which the related pre-tax adjustment was recorded.

Additionally, net income is adjusted for other tax-related adjustments such as discrete or significant adjustments to valuation allowances and other uncertain tax positions, final settlement of income tax audits, discrete tax items resulting from the implementation of restructuring initiatives, the windfall or shortfall relating to exercise of employee stock-based compensation, any difference between the interim and annual effective tax rate, and adjustments relating to prior periods.

Management believes that these adjustments for certain tax-related matters are helpful to normalize the tax effects of certain discrete or significant items that are irregular or infrequent in timing and may not be indicative of past or future performance of the Company.

Adjusted EBITDA and Margin

In addition to the adjustments described above in arriving at adjusted net income, adjusted EBITDA is computed by further excluding any remaining interest expense, net, income tax expense, depreciation and amortization.

Adjusted EBITDA margin is calculated by dividing adjusted EBITDA by net sales.

Adjusted Earnings (Loss) Per Diluted Share

Adjusted earnings (loss) per diluted share (adjusted EPS) is computed by dividing adjusted earnings (loss) attributable to Dentsply Sirona stockholders by the diluted weighted average number of common shares outstanding.

Adjusted Free Cash Flow and Conversion

The Company defines adjusted free cash flow as net cash provided by operating activities minus capital expenditures during the same period, and adjusted free cash flow conversion is defined as adjusted free cash flow divided by adjusted net income (loss). Management believes this Non-GAAP measure is important for use in evaluating the Company’s financial performance as it measures our ability to efficiently generate cash from our business operations relative to earnings. It should be considered in addition to, rather than as a substitute for, net income (loss) as a measure of our performance or net cash provided by operating activities as a measure of our liquidity.

DENTSPLY SIRONA INC. AND SUBSIDIARIES
(In millions, except percentages)
(unaudited)

A reconciliation of reported net sales to organic sales by geographic region is as follows:

	Three Months Ended March 31, 2025				Q1 2025 Change				Three Months Ended March 31, 2024
(in millions, except percentages)	U.S.	Europe	ROW	Total	U.S.	Europe	ROW	Total	U.S.	Europe	ROW	Total

Net sales	$302	$362	$215	$879	(15.2%)	(3.4%)	(2.8%)	(7.7%)	$356	$376	$221	$953
Foreign exchange impact					(0.3%)	(4.5%)	(5.9%)	(3.3%)
Organic sales					(14.9%)	1.1%	3.1%	(4.4%)
Percentages are based on actual values and may not reconcile due to rounding.

A reconciliation of reported net sales to organic sales by segment is as follows:

	Three Months Ended March 31, 2025					Q1 2025 Change					Three Months Ended March 31, 2024
(in millions, except percentages)	Connected Technology Solutions	Essential Dental Solutions	Orthodontic and Implant Solutions	Wellspect Healthcare	Total	Connected Technology Solutions	Essential Dental Solutions	Orthodontic and Implant Solutions	Wellspect Healthcare	Total	Connected Technology Solutions	Essential Dental Solutions	Orthodontic and Implant Solutions	Wellspect Healthcare	Total

Net sales	$235	$353	$217	$74	$879	(4.7%)	(2.7%)	(20.0%)	3.4%	(7.7%)	$247	$364	$271	$71	$953
Foreign exchange impact						(4.2%)	(3.1%)	(2.3%)	(4.6%)	(3.3%)
Organic sales						(0.5%)	0.4%	(17.7%)	8.0%	(4.4%)
Percentages are based on actual values and may not reconcile due to rounding.

DENTSPLY SIRONA INC. AND SUBSIDIARIES
(In millions, except percentages)
(unaudited)

The Company’s segment adjusted operating income for the three months ended March 31, 2025 and 2024 was as follows:

	Three Months Ended March 31,
(in millions)	2025	2024

Connected Technology Solutions	$7	$2
Essential Dental Solutions	135	115
Orthodontic and Implant Solutions	37	42
Wellspect Healthcare	26	23
Segment adjusted operating income	205	182

Reconciling items expense (income):
All other (a)	87	79
Intangible asset impairments	—	6
Restructuring and other costs	9	1
Interest expense, net	19	18
Other (income) expense, net	—	(7)
Amortization of intangible assets	45	54
Depreciation resulting from the fair value step-up of property, plant, and equipment from business combinations	1	—
Income before income taxes	$44	$31
(a) Includes unassigned corporate headquarters costs.

DENTSPLY SIRONA INC. AND SUBSIDIARIES
(In millions, except percentages)
(unaudited)

For the three months ended March 31, 2025, a reconciliation of selected items as reported in the Condensed Consolidated Statements of Operations to adjusted Non-GAAP items is as follows:

(in millions, except percentages and per share data)	Gross Profit	Operating income	Net Income Attributable to Dentsply Sirona (a)	Diluted EPS
GAAP	$466	$63	$20	$0.10
Non-GAAP Adjustments:
Amortization of Purchased Intangible Assets	28	45	33	0.16
Restructuring-Related Charges and Other Costs	—	25	19	0.10
Business Combination-Related Costs and Fair Value Adjustments	1	1	1	—
Income Tax-Related Adjustments	—	—	14	0.07
Adjusted Non-GAAP	$495	$134	$87	$0.43
GAAP Margin	53.0%	7.1%
Adjusted Non-GAAP Margin	56.3%	15.1%

Weighted average common shares outstanding used in calculating diluted GAAP net loss per common share				199.8
Weighted average common shares outstanding used in calculating diluted Non-GAAP net income per common share				199.8
(a) The tax expense on the Non-GAAP adjustments totals $4 million which is inclusive of the $14 million income tax-related adjustment above.
Percentages are based on actual values and may not reconcile due to rounding.

DENTSPLY SIRONA INC. AND SUBSIDIARIES
(In millions, except percentages)
(unaudited)

For the three months ended March 31, 2024, a reconciliation of selected items as reported in the Condensed Consolidated Statements of Operations to adjusted Non-GAAP items is as follows:

(in millions, except percentages and per share data)	Gross Profit	Operating income	Net Income Attributable to Dentsply Sirona (a)	Diluted EPS
GAAP	$506	$42	$18	$0.09
Non-GAAP Adjustments:
Amortization of Purchased Intangible Assets	31	54	40	0.19
Restructuring-Related Charges and Other Costs	3	17	13	0.06
Goodwill and Intangible Asset Impairments	—	6	4	0.02
Business Combination-Related Costs and Fair Value Adjustments	—	1	1	—
Income Tax-Related Adjustments	—	—	11	0.06
Adjusted Non-GAAP	$540	$120	$87	$0.42
GAAP Margin	53.1%	4.4%
Adjusted Non-GAAP Margin	56.6%	12.6%

Weighted average common shares outstanding used in calculating diluted GAAP net loss per common share				208.5
Weighted average common shares outstanding used in calculating diluted Non-GAAP net income per common share				208.5
(a) The tax expense on the Non-GAAP adjustments totals $9 million, which is inclusive of the $11 million income tax-related adjustment above.
Percentages are based on actual values and may not reconcile due to rounding.

DENTSPLY SIRONA INC. AND SUBSIDIARIES
(In millions, except percentages)
(unaudited)

A reconciliation of reported net income attributable to Dentsply Sirona to adjusted EBITDA and margin for the three months ended March 31, 2025 and 2024 is as follows:

	Three Months Ended March 31,
(in millions, except percentages)	2025	2024

Net income attributable to Dentsply Sirona	$20	$18
Interest expense, net	19	18
Income tax expense	25	14
Depreciation(1)	33	32
Amortization of purchased intangible assets	45	54
Restructuring-related charges and other costs	25	17
Goodwill and intangible asset impairments	—	6
Business combination-related costs and fair value adjustments	1	1
Adjusted EBITDA	$168	$160

Net sales	$879	$953
Adjusted EBITDA margin	19.0%	16.8%
(1) Excludes those depreciation-related amounts which were included as part of the business combination-related adjustments and Restructuring-related charges and other costs.
Percentages are based on actual values and may not reconcile due to rounding.

A reconciliation of adjusted free cash flow conversion for the three months ended March 31, 2025 and 2024 is as follows:

	Three Months Ended March 31,
(in millions, except percentages)	2025	2024

Net cash provided by operating activities	$7	$25
Capital expenditures	(19)	(34)
Adjusted free cash flow	$(12)	$(9)

Adjusted net income	$87	$87
Adjusted free cash flow conversion	(14%)	(10%)
Percentages are based on actual values and may not reconcile due to rounding.